UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2022

T STAMP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 806-9906

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	IDAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 8, 2022, in connection with preparing its financial statements for the quarter ended September 30, 2021, and year ended December 31, 2021, the Audit Committee of the Board of Directors of T Stamp Inc. (the “Company”), after consultation with management and discussions with Cherry Bekaert LLP, the Company’s independent registered public accounting firm, concluded that the Company incorrectly booked an expense in relation to a consulting agreement dated March 9, 2020. Pursuant to that agreement, the Company agreed to issue certain options as compensation to a consultant of the Company. However, that consulting agreement was terminated on March 31, 2020, and no options were ever issued to the consultant pursuant to the consulting agreement. As such, the Company determined that it is appropriate to cancel the option expense and adjust other stock-based compensation booked in its financial statements thereby reducing previously reported operating losses.

The financial statements affected by the cancelation of the option expense include (i) the audited financial statements for the year ended December 31, 2020, included with the Company’s annual report on Form 1-K for the fiscal annual period ended December 31, 2020 and offering statement on Form 1-A qualified by the Securities and Exchange Commission (“SEC”) on January 26, 2022 (the “Offering Statement”), and (ii) the interim financial statements for the six months ended June 30, 2021, included with the Company’s semi-annual report on Form 1-SA for the six months ended June 30, 2021 and the Offering Statement (collectively, the “Relevant Periods”). The Company believes the financial statements for the Relevant Periods should no longer be relied upon due to incorrectly booking an option expense that should not have been included.

Although the required changes are non-cash items, they do change the Company’s reported operating losses (by reducing its operating losses). Therefore the Company has determined that these changes have a material impact on the as filed financial statements for the Relevant Periods, and as a result, non-reliance on the financial statements for the Relevant Periods described above is required.

The Company is filing Form NT 10-Q to extend the filing date for the Company’s 10-Q for the quarterly period ended September 30, 2021 to March 21, 2022, and anticipates filing its 10-K for the fiscal annual period ended December 31, 2021 in a timely manner, but no assurances to this timeline can be given.

The Company has identified a material weakness in its prior internal control over financial reporting in respect of the administration of its equity compensation programs and the remediation measures taken will be discussed in the restated financial statements for the Relevant Periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with the Company’s independent registered public accounting firm, Cherry Bekaert LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.
By:	/s/ Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Dated: March 14, 2022